EXHIBIT 99.1

ChinaCast Education Corporation Announces the Completion of the Acquisition of the Foreign Trade and Business College and Board Approval for a Share Repurchase Program

BEIJING, April 21, 2008 (PRIME NEWSWIRE) -- ChinaCast Education Corporation ("ChinaCast" or the "Company") (Nasdaq:CAST), one of the leading e-learning and training services providers in China, today announced the consummation of its acquisition of 80% of the holding company of the Foreign Trade and Business College ("FTBC") of Chongqing Normal University. The revenues and earnings of the FTBC will be consolidated with the Company's results starting with the second quarter of 2008.

ChinaCast also announced that that its Board of Directors has authorized a stock repurchase program under which the Company may repurchase up to $5 million worth of the company's outstanding common shares.

About the FTBC Acquisition:

On April 17, 2008, ChinaCast received confirmation that its wholly-owned subsidiary, Yu Pei Information Technology (Shanghai) Limited ("Yu Pei"), consummated the acquisition of 80% of Hai Lai Education Technology Limited ("Hai Lai"), which owns 100% of FTBC. The total consideration, which was previously announced, is RMB480 million.

FTBC was established by private investors in 2002 as an independent college affiliated with Chongqing Normal University and is located in the southwest city of Chongqing, China's largest municipality in terms of area and population. The college offers four-year bachelor's degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education. FTBC's campus has over 132 acres of land and 900 faculty and staff. For the academic year starting September 2007, FTBC had over 10,400 students enrolled and has an on-campus capacity of 15,000 students which it expects to reach as early as 2011.

"The acquisition of the Foreign Trade and Business College of Chongqing Normal University marks an important milestone for our company as we can now provide accredited university degree programs to augment our nationwide e-learning services, making us one of the first full-service, for-profit, post-secondary institutions in China," said Ron Chan, ChinaCast Chairman and CEO. "We aim to add value for students and shareholders through the synergies created between our traditional schools and our nationwide e-learning network to address the high demand for quality tertiary, vocational and adult education in China. Our balance sheet remains strong and we plan to acquire additional schools to further expand our education services offerings throughout the country."

About the Share Repurchase Program

The share repurchases will be made in the open market from time to time at prevailing market prices or in negotiated transactions. The timing and extent of any repurchases will depend on market conditions, the trading price of the company's shares and other factors, and are subject to the restrictions relating to volume, price and timing under applicable law. The repurchase program may be modified, suspended or terminated at any time by the Company without notice.

"The share repurchase program reflects our commitment to using our capital in a disciplined manner to maximize value for our shareholders," said Tony Sena, ChinaCast's Chief Financial Officer. "After completing the acquisition of FTBC, we will still have close to US$40 million in cash on hand and term deposits. The share repurchase program allows us to use a portion of these funds while continuing to make further acquisitions."

About ChinaCast Education Corporation

Established in 1999, ChinaCast is one of the PRC's leading publicly listed for-profit, post-secondary education and e-learning services providers. With over 1,200 employees, ChinaCast serves 121,000 students over its e-learning network and more than 10,400 students in traditional education settings. The Company provides undergraduate degree programs through its 80% ownership in the Foreign Trade and Business College (FTBC) of Chongqing Normal University. FTBC offers career-oriented 4-year bachelor's degree and 2-year diploma programs in finance, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its e-learning education services via its nationwide satellite broadband network to leading post-secondary educational institutions, K-12 schools, government agencies and corporate enterprises. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational/career training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Annual Report on Form 10KSB for the fiscal year ended December 31, 2007. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate", "estimate", "expect", "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CONTACT:  ChinaCast Education Corporation
          Michael J. Santos, Chief Marketing Officer &
           Investor Relations Officer
          (86-10) 6566-7788
          mjsantos@chinacasteducation.com
          www.chinacasteducation.com
          15/F Ruoy Chai Building, No. 8 Yong An-Dongli,
           Jianguomenwai Avenue
          Beijing 100022, PRC

          Advanced Investor Relations, L.L.C.
          U.S. Investor Relations Contact:
          Miranda Weeks
          (703) 485-6067
          miranda@advancedinvestorrelations.com